Exhibit 99.1

Private Securities Litigation Reform Act of 1995

Safe Harbor Compliance Statement for Forward-Looking Statements

Certain matters the Company discusses in this Quarterly Report on Form 10-Q and in other public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern the Company’s strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements the Company makes relating to revenue, EBITDA, earnings, margins, growth rates and other financial results for future periods. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) no adverse impact on the Company’s business as a result of its high degree of leverage; (b) successful conversions under service contracts with major clients, including clients of Banc of America Merchant Services, LLC; (c) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (d) timely, successful and cost-effective consolidation of the Company’s processing platforms and data centers; (e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) absence of further consolidation among client financial institutions or other client groups which has a significant impact on Company client relationships and no material loss of business from significant customers of the Company; (g) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several alliances not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost-management initiatives; (h) anticipation of and response to technological changes, particularly with respect to e-commerce; (i) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) no material breach of security of any of the Company’s systems; (k) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting the Company’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid unanticipated increases in interest on the Company’s borrowings; (o) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (p) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; and (q) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection and other risks that are set forth in the “Risk Factors” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of the Annual Report on Form 10-K for the period ended December 31, 2009.